ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 P. O. BOX 240 JACKSONVILLE, FL 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com

June 9, 2026

Dream Finders Homes, Inc. 14701 Philips Highway, Suite 300 Jacksonville, Florida 32256
Ladies and Gentlemen:
We have acted as Texas corporate counsel for Dream Finders Homes, Inc., a Texas corporation (the “Company”), which is the converted entity (for purposes of Title 1, Article 10, Subchapter C of the Texas Business Organizations Code) in the conversion of Dream Finders Homes, Inc., a Delaware corporation (the “Delaware Corporation”), into a Texas corporation (the “Conversion”) pursuant to the Certificate of Conversion filed with the Texas Secretary of State, including the related Plan of Conversion (the “Texas Certificate of Conversion”), and the Certificate of Conversion filed with the Delaware Secretary of State, including the related Plan of Conversion (the “Delaware Certificate of Conversion”), in connection with the registration by the Company of (i) 150,000 shares of the Company’s 9% Series A Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), issued to the Selling Shareholders (as defined below) and (ii) 6,426,770 shares of the Company’s Class A common stock, par value $0.01 per share, which may be issued upon conversion of the Convertible Preferred Stock (the “Class A Common Stock,” and together with the Convertible Preferred Stock, the “Shares”), pursuant to that certain subscription agreement (the “Subscription Agreement”), dated September 8, 2021, by and among the Delaware Corporation and the purchasers listed on Exhibit E thereto (collectively, the “Selling Shareholders”). The Shares were registered pursuant to the Registration Statement on Form S-3 (File No. 333-263603), filed by the Company with the Securities and Exchange Commission on March 16, 2022 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus dated March 23, 2022 included therein (the “Prospectus”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company’s certificate of formation and the Company’s bylaws, each as currently in effect; (iii) the Texas Certificate of Conversion and the Delaware Certificate of Conversion; and (iv) such other documents and records (including resolutions of the Company’s Board of Directors and any committee thereof) as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed without independent verification that prior to the Conversion, the Delaware Corporation took all corporate action required under the laws of the State of Delaware to authorize the Subscription Agreement and the issuance of the Convertible Preferred Stock to the Selling Shareholders. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company, including the Texas Certificate of Conversion, certified by the Texas Secretary of State on June 9, 2026, the Delaware Certificate of Conversion, certified by the Delaware Secretary of State on June 8, 2026,

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY
SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

Dream Finders Homes
June 9, 2026

and a Certificate of Fact with respect to the Company’s existence as a corporation, certified by the Texas Secretary of State on June 9, 2026.
Based upon and subject to the foregoing, we are of the opinion that (i) the shares of Convertible Preferred Stock are validly issued, fully paid and nonassessable and (ii) when the shares of Class A Common Stock have been issued and delivered upon conversion of the shares of Convertible Preferred Stock in accordance with the Company’s certificate of formation, the shares of Class A Common Stock will be validly issued, fully paid and nonassessable.
The foregoing opinions are limited to the laws of the State of Texas, and we do not express any opinion herein concerning any other law.
We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K, incorporated by reference into the Registration Statement, and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP